EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements of Newcor, Inc. on Form S-8 (File Nos. 033-72906, 333-01895, 333-12931, 333-12937,
333-23181 and 333-24301) of our report dated March 7, 2000, on our audits of the consolidated financial statements as of December 31, 1999 and October 31, 1998 and for the year ended December 31, 1999, the two month period ended December 31, 1998 and for each of the two years in the period ended October 31, 1998 which report is incorporated by reference in this Annual Report on Form 10-K.




/s/PricewaterhouseCoopers LLP

Detroit, Michigan
March 10, 2000




                                       46